                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to [Section]240.14a-11(c) or
    [Section]240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          BRADLEY REAL ESTATE, INC.
               (Name of Registrant as Specified In Its Charter)

                          BRADLEY REAL ESTATE, INC.
                  (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                           BRADLEY REAL ESTATE, INC.
                              699 BOYLSTON STREET
                          BOSTON, MASSACHUSETTS 02116

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 9, 1996

                                                                   April 1, 1996

To Stockholders of

  BRADLEY REAL ESTATE, INC.:

     The 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Bradley Real Estate, Inc. (the "Company") will be held at 10:00 a.m. in the Second Floor Conference Center of The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts on Thursday, May 9, 1996 for the following purposes:

          1. To elect three Directors of the Company to serve for three-year terms until the 1999 Annual Meeting of Stockholders and until their respective successors have been elected and qualified;

          2. To consider and approve an amendment and restatement of the Company's 1993 Stock Option Plan; and

          3. To consider and act upon any other matters which may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

     The close of business on March 27, 1996 has been fixed by the Company's Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors welcomes the former stockholders of Tucker Properties Corporation to the Bradley family following the recent merger of Tucker into the Company, and hopes that, as new stockholders of the Company, you will take advantage of this first opportunity to exercise your voting franchise.

     The Board also extends its deepest gratitude to E. Lawrence Miller, our former President and Chief Executive Officer, who died suddenly in February. During Larry's decade of service as President, his vision guided the Company through a period of unprecedented growth while, more importantly, his magnetism and integrity endowed us with a legacy of trust, respect and friendship in the real estate and financial communities. Your Company is fortunate to have Larry's successor, Thomas P. D'Arcy, as a capable steward of that legacy, and confidently recommends his election along with that of the other Directors nominated to be re-elected to the Board at the Annual Meeting.

                                            By Order of the Board of Directors:
                                            William B. King, Secretary


--------------------------------------------------------------------------------
IMPORTANT REMINDER: Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. You may revoke your proxy in writing or at the meeting if you wish to vote in person.
--------------------------------------------------------------------------------

                           BRADLEY REAL ESTATE, INC.
                              699 BOYLSTON STREET
                          BOSTON, MASSACHUSETTS 02116

                                PROXY STATEMENT

     Proxies in the form of the enclosed proxy card are solicited by the Board of Directors (the "Board") of Bradley Real Estate, Inc., a Maryland corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 9, 1996 in the Second Floor Conference Center of The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts at 10:00 a.m. The Board has fixed the close of business on March 27, 1996 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. On that date, the Company had approximately 18,658,515 shares of Common Stock ("Shares") outstanding, each of which is entitled to one vote at the Annual Meeting.

     At the Annual Meeting, stockholders will be asked to vote upon the election of three Directors of the Company and an amendment and restatement of the Company's 1993 Stock Option Plan. The presence, in person or by proxy, of at least a majority in interest of the issued and outstanding Shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. If a proxy in the form enclosed is signed and returned, it will be voted as specified on the proxy. If no specific voting instructions are indicated on the proxy, it will be voted in favor of the Directors nominated by the Board, in favor of the amendment and restatement of the Company's 1993 Stock Option Plan and in the named proxies' discretion as to any other matters which may properly come before the meeting. Any proxy may be revoked by the stockholder at any time before it is voted, by written notice to the Company, by executing a proxy bearing a later date, or by voting in person at the Annual Meeting.

     In October, 1994, the Company was reorganized from the form of a Massachusetts common law business trust, known since its formation in 1961 as Bradley Real Estate Trust (the "Trust"), to a Maryland corporation. References herein to the Company also include the Trust with respect to the period prior to the reorganization. Effective January 31, 1995, in order to vertically integrate its operations and make the Company a self-administered real estate investment trust ("REIT"), the Company consummated the acquisition of the REIT advisory business of R.M. Bradley & Co., Inc. ("RMB"), its long-time external advisor. References herein to RMB include, as the context may require, either the Company's advisor prior to such acquisition and/or the new corporation, also known as R.M. Bradley & Co., Inc., that is continuing the non-REIT operations of RMB.

     Effective March 15, 1996, the Company acquired Tucker Properties Corporation ("Tucker") through the merger of Tucker with and into the Company (the "Merger"). Pursuant to the Merger, each outstanding share of Tucker's common stock was converted into the right to receive .686 of a Share, resulting in the issuance of approximately 7,428,202 Shares (which are included in the number of Shares outstanding on the record date for the Annual Meeting). All full Shares of the Company into which the Tucker shares were converted are considered to be outstanding for purposes of the Annual Meeting notwithstanding that the former Tucker stockholders may not yet have surrendered their Tucker stock certificates for exchange for Company stock certificates.

     The Notice of Annual Meeting and Proxy Statement, together with the Company's Annual Report for 1995, are first being mailed to stockholders on or about April 1, 1996.

                           1.  ELECTION OF DIRECTORS

A.  NOMINEES FOR ELECTION AS DIRECTOR

     The Company's Charter and Bylaws provide for a staggered board, divided into three classes. The Directors of each class serve for three-year terms that expire over a three-year period on a revolving basis.

     The Board of Directors has nominated WILLIAM L. BROWN, THOMAS P. D'ARCY and JOSEPH E. HAKIM for election as Directors at the Annual Meeting, to serve for three-year terms until the 1999 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

     There were seven meetings of the Board of Directors of the Company in 1995. During 1995, although Mr. Brown and Mr. Towbin each missed two Board meetings, all of the Directors attended at least 75% of the total number of Board meetings and of meetings of committees of which they were members.

     The Company has standing Audit and Compensation Committees.

     The Audit Committee, consisting of Messrs. Brown (as Chairman), Kasnet and Hynes, with Mr. Hakim as an ex-officio non-voting member, makes recommendations to the full Board as to the selection of the Company's independent public accounting firm, meets with representatives of such firm on at least an annual basis, and reviews transactions between the Company and any Director, officer or affiliate for potential conflicts of interest. The Audit Committee met once during 1995.

     The Compensation Committee, consisting of Messrs. Kirk (as Chairman), Brown and Towbin, with Mr. Hakim as an ex-officio non-voting member, is responsible for the oversight of executive compensation and the issuance and administration of option and other grants under the Company's 1993 Stock Option Plan. This Committee met three times during 1995. For more information regarding the Compensation Committee's duties, see "Report of the Compensation Committee" below.

     During 1995, the Board also had an Executive Committee, consisting of Messrs. Thorndike (as Chairman), Hakim, Kasnet, Kirk and Miller, which had the authority to exercise all of the powers of the full Board between Board meetings, to the extent permitted by Maryland law, and also served the function of a nominating committee. The Executive Committee, which was discontinued in February, 1996, met three times during 1995.

     Information regarding the three nominees and the other Directors is set forth below. This information has been furnished by the individuals named.
Except as otherwise indicated, each individual has held the position indicated as his principal occupation for at least five years.

                                               PRINCIPAL OCCUPATION               DIRECTOR    TERM TO
          NAME              AGE               AND OTHER AFFILIATIONS               SINCE      EXPIRE
          ----              ---               ----------------------              --------    -------
William L. Brown.........   74     Mr. Brown was Chairman of the Board of Bank      1990        1999*
                                   of Boston Corporation and The First National
                                   Bank of Boston from 1983 to 1989, Chief
                                   Executive Officer from 1983 to 1987 and
                                   President from 1971 to 1982. He was a
                                   director of both Bank of Boston Corporation
                                   and The First National Bank of Boston until
                                   March 1992. He is also a director of GC
                                   Companies, Inc., Standex International
                                   Corporation, Stone & Webster, Incorporated,
                                   Ionics, Incorporated, North American
                                   Mortgage Company and the John F. Kennedy
                                   Library Foundation.

                                               PRINCIPAL OCCUPATION               DIRECTOR    TERM TO
          NAME              AGE               AND OTHER AFFILIATIONS               SINCE      EXPIRE
          ----              ---               ----------------------              --------    -------
Thomas P. D'Arcy.........   36     Mr. D'Arcy was elected as President, Chief       1996        1999*
                                   Executive Officer and Director of Bradley on
                                   February 13, 1996 to succeed E. Lawrence
                                   Miller following Mr. Miller's death a few
                                   days earlier. Mr. D'Arcy previously served
                                   as Executive Vice President of Bradley since
                                   September, 1995, Senior Vice President of
                                   Bradley since 1992 and Vice President of
                                   Bradley since 1989. Prior to joining
                                   Bradley, Mr. D'Arcy was employed by RMB as a
                                   member of its property management and real
                                   estate brokerage departments for over eight
                                   years. Mr. D'Arcy is a member of the
                                   International Council of Shopping Centers
                                   and the Building Owners and Managers
                                   Association.

Joseph E. Hakim..........   47     Mr. Hakim was elected Chairman of the Board      1994        1999*
                                   of Directors on February 13, 1996. Mr. Hakim
                                   is President and Chief Executive Officer of
                                   Merchandise Mart Properties, Inc. in
                                   Chicago, Illinois, which manages
                                   approximately 7.5 million square feet of
                                   properties. Mr. Hakim also serves as
                                   Treasurer of the Joseph P. Kennedy, Jr.
                                   Foundation and the Robert F. Kennedy
                                   Memorial.

John B. Hynes, III.......   37     Mr. Hynes is a Senior Vice President of RMB,     1994        1998
                                   overseeing the operations of its Commercial
                                   Brokerage Division. Prior to joining RMB in
                                   1993, Mr. Hynes directed the Boston office
                                   of Lincoln Property Company (a commercial
                                   real estate development) as its Operating
                                   Partner, and prior to that time was a Vice
                                   President of the Codman Company of Boston.
                                   He is a member of numerous real estate
                                   industry organizations.

Stephen G. Kasnet........   50     Mr. Kasnet has served as President of            1986        1997
                                   Pioneer Real Estate Advisors, Inc. and Vice
                                   President of The Pioneer Group, Inc. since
                                   January, 1996. He was Managing Director of
                                   First Winthrop Corporation and Winthrop
                                   Financial Associates (real estate de-
                                   velopment and management companies) from
                                   1991 to September, 1995. He is also Chairman
                                   of the Board of Warren Bancorp, Inc. and
                                   Warren Five Cents Savings Bank in Peabody,
                                   Massachusetts, a trustee and Vice President
                                   of Pioneer Real Estate Shares and a member
                                   of the Urban Land Institute.

                                               PRINCIPAL OCCUPATION               DIRECTOR    TERM TO
          NAME              AGE               AND OTHER AFFILIATIONS               SINCE      EXPIRE
-------------------------   ---    --------------------------------------------   --------    -------
Paul G. Kirk, Jr. .......   58     Mr. Kirk is counsel to, and until 1989 was a     1991        1998
                                   partner of, the law firm of Sullivan &
                                   Worcester in Boston, Massachusetts. He is
                                   also Chairman and Treasurer of Kirk-Sheppard
                                   & Co., Inc., a business advisory and
                                   consulting firm. From 1985 to 1989, he
                                   served as Chairman of the Democratic Party
                                   of the United States, and from 1983 to 1985
                                   as its Treasurer. Mr. Kirk is a director of
                                   ITT Corporation, ITT Hartford Insurance Co.
                                   and Rayonier, Inc. He is a trustee of
                                   Stonehill College and St. Sebastian's
                                   School, Co-Chairman of the Commission on
                                   Presidential Debates, Chairman of the John
                                   F. Kennedy Library Foundation and Chairman
                                   of the National Democratic Institute for
                                   International Affairs.

W. Nicholas Thorndike....   63     Mr. Thorndike serves as a corporate director     1980        1998
                                   or trustee of a number of organizations,
                                   including Courier Corporation, Providence
                                   Journal Company, Eastern Utility Associates,
                                   Data General Corporation and The Putnam
                                   Funds. He also serves as a trustee of
                                   Massachusetts General Hospital, having
                                   served as Chairman of the Board from 1987 to
                                   1992 and President from 1992 to 1994. Until
                                   December 1988, he was Chairman and Managing
                                   Partner of Wellington Management Company (an
                                   investment advisor). In February, 1994, he
                                   was appointed a successor trustee of certain
                                   private trusts in which he had no beneficial
                                   interest and concurrently became (until
                                   October, 1994) Chairman of two privately-
                                   owned corporations controlled by such
                                   trusts. These corporations filed voluntary
                                   petitions under Chapter 11 of the Federal
                                   Bankruptcy Code in August, 1994.

A. Robert Towbin.........   60     Mr. Towbin is a Managing Director of             1994        1997
                                   Unterberg Harris. From January, 1994 to
                                   August, 1995, he was President and Chief
                                   Executive Officer of the Russian-American
                                   Enterprise Fund and, upon its merger with
                                   the Fund for Large Enterprises in Russia,
                                   Vice Chairman of the resulting U.S. Russia
                                   Investment Fund. From 1987 to 1994, Mr.
                                   Towbin was a Managing Director of Lehman
                                   Brothers. Prior to 1987, he was a director
                                   and Vice Chairman of L.F. Rothschild,
                                   Unterberg, Towbin Holdings, Inc. Mr. Towbin
                                   serves as a director of the Columbus New
                                   Millenium Fund, Gerber Scientific, Inc.,
                                   Globalstar Telecommunications Limited and
                                   K&F Industries Inc., and is a former
                                   director of several other public companies.
                                   He is a member of the Securities Industry
                                   Association and is a director of numerous
                                   charitable and civic organizations.

---------------
* If elected at the Annual Meeting.

B.  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The Company pays its Directors annual cash retainers of $12,000, plus a fee of $1,000 for each Board meeting attended. The chairman of each of the Audit and Compensation Committees receives an additional fee of $1,000 and each other committee member an additional fee of $750 for each committee meeting attended. During 1996, Mr. Hakim's retainer and meeting fees will be $20,000 and $2,000, respectively, due to his increased responsibilities as Chairman.

     The Company is proposing to amend and restate its 1993 Stock Option Plan to provide for annual grants of options to purchase 2,500 shares to each non-employee Director. See "Amendment and Restatement of 1993 Stock Option Plan" below.

     The only executive officers of the Company who received cash compensation from the Company in excess of $100,000 during 1995 were E. Lawrence Miller, the President and Chief Executive Officer of the Company, Thomas P. D'Arcy, Executive Vice President (and now Mr. Miller's successor as President and Chief Executive Officer), and Richard L. Heuer, Executive Vice President.


  Summary Compensation Table

     The following table sets forth certain information regarding the cash and equity-based compensation paid or granted by the Company to or on behalf of Messrs. Miller, D'Arcy and Heuer with respect to each of the three years ended
December 31, 1995.

                                                                       LONG-TERM
                                                                      COMPENSATION
                                            ANNUAL COMPENSATION       ------------
            NAME AND                        --------------------      STOCK OPTION       ALL OTHER
       PRINCIPAL POSITION          YEAR     SALARY($)   BONUS($)      AWARDS(#)(1)    COMPENSATION($)
---------------------------------  ----     ---------   --------      ------------    ---------------
E. Lawrence Miller,..............  1995     $225,000    $100,000     100,000 Shares     $10,308(2)
  President and                    1994     $150,000    $ 75,000           0 Shares     $20,610(3)
  Chief Executive Officer          1993     $150,000    $ 75,000      11,500 Shares     $17,610(4)

Thomas P. D'Arcy,................  1995     $120,000    $ 50,000      25,000 Shares     $ 1,205(5)
  Executive Vice President         1994     $110,000    $ 30,000           0 Shares     $   122(6)
                                   1993     $ 95,000    $ 25,000       8,500 Shares     $   122(6)

Richard L. Heuer,................  1995(7)  $175,000    $ 35,000      25,000 Shares     $ 3,112(8)
  Executive Vice President

---------------

(1) Stock options granted to the executive officer under the Company's 1993 Stock Option Plan. See "Options Granted in Last Fiscal Year" and "Report of the Compensation Committee" below with respect to options granted in 1995.

(2) Includes $7,000 for Board retainer and meeting fees, a $74 premium paid by the Company for a term life insurance policy, and Company matching contributions of $3,234 under the Company's 401(k) plan.

(3) Includes $20,000 for Board retainer and meeting fees, and a $610 premium paid by the Company for a term life insurance policy.

(4) Includes $17,000 for Board retainer and meeting fees, and a $610 premium for a term life insurance policy.

(5) Includes a $74 term life insurance policy premium and Company matching contributions of $1,131 under the 401(k) plan.

(6) Term life insurance policy premium.

(7) Mr. Heuer joined the Company in January, 1995.

(8) Includes a $74 term life insurance policy premium and Company matching contributions of $3,038 under the 401(k) plan.

  Options Granted in Last Fiscal Year

     The following table describes the stock options granted during 1995 to the executive officers named in the Summary Compensation Table above.

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                  NUMBER OF     % OF TOTAL   EXERCISE                      APPRECIATION(2)
                                OPTION SHARES    OPTIONS     PRICE PER   EXPIRATION    -----------------------
             NAME                GRANTED(1)      GRANTED       SHARE        DATE          5%           10%
             ----               -------------   ----------   ---------   ----------    --------     ----------
E. Lawrence Miller.............    100,000          46%       $14.875     1/25/05(3)   $935,481(3)  $2,370,692(3)
  President and Chief
  Executive Officer
Thomas P. D'Arcy...............     25,000          11%       $14.875     1/25/05      $233,870     $  592,673
  Executive Vice President
Richard L. Heuer...............     25,000          11%       $14.875     1/25/05      $233,870     $  592,673
  Executive Vice President

---------------

(1) Options for 6,700 shares to each of the named officers were "incentive stock options" and the remaining options were "nonqualified options" under the Company's 1993 Stock Option Plan. All the options are fully vested as of the grant date.

(2) Represents the value of the option spread at the end of the ten-year option term if the market price of the Shares were to appreciate annually by 5% and 10%, respectively. While there is no assurance that the market price will so appreciate, all stockholders would share in any such appreciation.

(3) Mr. Miller's options expire on February 7, 1997, the first anniversary of his death and approximately two years after the option grant, thereby reducing the potential realizable values at 5% and 10% assumed annual rates of appreciation to approximately $152,500 and $312,400, respectively.

  Year-End Option Values

    The following table sets forth certain information regarding aggregate stock options held at December 31, 1995 by the executive officers named in the Summary Compensation Table above. No such officer exercised any options during 1995.

                                                                            VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED         IN-THE-MONEY
                                                    OPTIONS AT YEAR-          OPTIONS AT YEAR-
NAME                                                    END(#)(1)                END($)(2)
----                                              ---------------------     --------------------
E. Lawrence Miller,.............................      129,001 Shares              $     0
  President and Chief Executive Officer
Thomas P. D'Arcy,...............................       40,500 Shares              $11,750
  Executive Vice President
Richard L. Heuer,...............................       25,000 Shares              $     0
  Executive Vice President

---------------

(1) All of such options were vested and exercisable in full at year-end.

(2) Market value of the Shares underlying the officer's in-the-money options at year-end (based on a closing market price of $13.50 per Share), minus the aggregate exercise price.

C.  REPORT OF THE COMPENSATION COMMITTEE

  General

     The Compensation Committee (the "Committee") consists of Messrs. Kirk (as Chairman), Brown and Towbin. Concurrently with his becoming Chairman of the Board in February, 1996, Mr. Hakim was appointed an ex-officio, non-voting member of the Committee. None of the Committee members has ever been an officer or employee of the Company.

     The Committee's responsibilities include: (i) reviewing the performance of the Chief Executive Officer and the other executive officers of the Company on at least an annual basis; (ii) making recommendations as to the cash and equity-based compensation and benefits to be provided to the executive officers of the Company; (iii) issuing and administering option and other grants under the Company's 1993 Stock Option Plan; (iv) informally reviewing the overall compensation packages of the Company's executive officers as they relate to the compensation provided by comparable equity REITs, all of which are included in the industry index set forth in the "Share Performance Graph" below; and (v) reporting periodically to the full Board with respect to the foregoing.

     The Company took a number of significant steps during 1995 which will have a major impact on future compensation decisions. First, in a series of moves to vertically integrate its operations and to become a self-administered REIT, in January, 1995, the Company (i) acquired RMB's REIT advisory business, allowing the Company to terminate its contractual advisory agreements with RMB and take on certain former RMB employees, and (ii) hired the management team managing the Company's Minnesota properties, led by Executive Vice President Richard Heuer, as direct employees. Second, in September, 1995, the Company (i) hired Irving E. Lingo, Jr. as its new Chief Financial Officer, and (ii) promoted Vice President Marianne Dunn to Senior Vice President, with additional management responsibility for capital raising and acquisition opportunities. Third, in October, 1995 the Company agreed to acquire Tucker. Following the consummation of the Merger, approximately 60 former employees of Tucker became employees of the Company.

  Salary and Bonus

     Since 1985, Mr. Miller's salary as President (and later Chief Executive Officer) of the Company was determined pursuant to an employment agreement with the Company (the "Employment Agreement") whose term continued until June 30, 1995 and thereafter until terminated by either party on 90 days' notice. The Employment Agreement provided for a minimum annual salary of $150,000 to be paid to Mr. Miller by the Company. Under the Employment Agreement, Mr. Miller was eligible to receive such year-end or other bonus as may be determined by the Committee. In addition, the Employment Agreement provided that if Mr. Miller's employment were terminated following a change in control of the Company (as defined in the Employment Agreement), the Company or its successor would be obligated to continue Mr. Miller's salary and benefits for a period of three years at the rate in effect immediately prior to such termination. In light of the Company's move to self-administration, the Committee increased Mr. Miller's minimum annual salary to $225,000 for 1995.

     With respect to the salaries of the other executive officers of the Company, the Committee in past years relied to a large degree on the subjective recommendations of Mr. Miller, and expects to continue to do so with respect to his successor, Mr. D'Arcy's, recommendations in the future. The Committee intends to structure and maintain the Company's overall compensation, including salary, bonus, stock options and benefits, for its executive officers (including the Chief Executive Officer) at levels commensurate with that of equity REITs of comparable size to the Company. To assist in this process, in late 1994 the Committee engaged a compensation and benefits consultant with substantial experience in the REIT industry.

     As noted in the reports of the Committee in prior years, the Committee's practice is generally to meet in January or February of each year in order to determine bonuses payable with respect to the fiscal year just ended, and to set base salary levels for the current year (and also, in some years, to make stock option grants). The Committee met in February, 1996, immediately following the Board of Directors meeting at which Mr. Hakim was elected as Chairman and Mr. D'Arcy's interim appointment as Mr. Miller's successor was made permanent. At this meeting, the Committee considered appropriate bonuses with respect to 1995. The Committee considered the significant roles played by the various executive officers in the Company's strategic initiatives during 1995, including the consummation of the acquisition of RMB's REIT advisory business and the internalization of the management of the Company's Minnesota properties, the search for and hiring of the Company's new financial and accounting officers, and the negotiation and execution of the agreement to acquire Tucker, virtually doubling the Company's size. In addition to these factors, the Committee considered the Company's success in accessing the public capital markets during 1995, in the form of a public offering of 2,500,000 Shares closed in July, 1995. The net proceeds of this offering were used to reduce indebtedness. Based on the foregoing factors, and the Committee's subjective evaluations of the role played by each of the executive officers, the Committee awarded bonuses for 1995 of $100,000 to Mr. Miller (such amount to be paid to his estate), $50,000 to Mr. D'Arcy and $35,000 to Mr. Heuer.

     The Committee has also articulated to management and to the Company's compensation consultant the Committee's desire to formulate a long-term incentive compensation policy which would incorporate certain corporate goals and objectives of the Company. The Committee would continue to subjectively evaluate management's success in meeting these goals and objectives in determining the amount of any salary increases, bonuses and option or stock awards.

  Stock Option Awards

     As reported last year, in January, 1995, in recognition of their soon-to-be increased responsibilities, the Committee granted options for 100,000 Shares to Mr. Miller and for 25,000 Shares to each of Messrs. D'Arcy and Heuer. The Committee also granted options for an aggregate of 67,500 Shares to seven other individuals during 1995. All options granted during the year are fully vested and exercisable at the fair market value of the Shares determined by the Committee at the time of the grant. Each option has a term of ten years, subject to earlier termination upon termination of employment. Mr. Miller's options expire on February 7, 1997, the first anniversary of his death.

     The Committee is currently developing with management a more flexible stock-based incentive program under which, in addition to stock options, the Company could grant to executive officers and other employees a variety of other stock-based awards, including restricted and unrestricted stock and cash or other bonuses based upon or measured by stock performance. The Committee has recommended to the full Board of Directors, and the Board has recommended to stockholders, the amendment and restatement of the Company's 1993 Stock Option Plan to permit such additional forms of stock-based compensation under the plan (although with no increase in the number of Shares subject to the plan). The Committee expects to make appropriate awards in 1996 to the Chief Executive Officer and other officers of the Company if the stockholders approve the amendments to the plan, the value of any such awards to be based at least in part on an increase in per share funds from operations of the Company as well as the achievement of other yet-to-be specified performance objectives.

     The Committee members also note that they concur in the determination of the Board of Directors that the Company's 1993 Stock Option Plan be amended to provide for annual option grants to non-employee Directors of the Company. See "Amendment and Restatement of 1993 Stock Option Plan" below.

     Finally, to the extent applicable to the Company, the Committee intends to review and to take any necessary steps to assure that the Company complies with income tax regulations limiting the deductibility of executive compensation above specified amounts paid or awarded by the Company. Certain limitations, as further described below, would be added to the amended 1993 Stock Option Plan in order to comply with such regulations.

     Submitted by:

         Paul G. Kirk, Jr., Chairman
         William L. Brown
         A. Robert Towbin

D.  SHARE PERFORMANCE GRAPH

     The following graph provides a comparison of the five-year cumulative total stockholder return (assuming reinvestment of dividends) among Bradley Real
Estate, Inc., the NAREIT Equity REIT Index (an industry index) and the Standard
& Poor's 500 Index, beginning on December 31, 1990. The historical information set forth below is not necessarily indicative of future performance.

                                 [LINE GRAPH]
                                                                  NAREIT Eq-
      Measurement Period         Bradley Real     S&P 500 In-      uity REIT
    (Fiscal Year Covered)        Estate, Inc.         dex            Index
12/31/90                            100.00          100.00          100.00
12/31/91                            124.13          130.55          135.70
12/31/92                            169.13          140.56          155.50
12/31/93                            212.33          154.60          186.06
12/31/94                            189.28          156.63          191.95
12/31/95                            182.38          215.25          221.26

            2.  AMENDMENT AND RESTATEMENT OF 1993 STOCK OPTION PLAN

     At the Annual Meeting, stockholders will be asked to consider and approve an amendment and restatement of the Company's 1993 Stock Option Plan (the "Plan"), as discussed below.

A.  BACKGROUND OF THE PLAN

     The Plan was originally adopted by the Board of Trustees of what was then the Trust in March, 1993 and approved by the Trust's shareholders in May, 1993. The Plan was adopted by the Company in October, 1994 upon its reorganization into corporate form. The Plan is administered by the Committee. The Board of Directors may amend the Plan, subject in certain cases to stockholder approval.

     The Plan provides for the granting of options to officers, other employees, Directors and consultants of the Company and any of its subsidiaries to purchase Shares aggregating up to 5% of the outstanding Shares. Such options may be either "incentive stock options" ("Incentive Options") as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify ("Nonqualified Options"). Incentive Options may be granted only to employees, must have an exercise price not less than to the fair market value of the Shares on the grant date, and may be exercisable for a term of not more than ten years. Not more than 500,000 Shares may be issued pursuant to Incentive Options granted under the Plan. Subject to certain other limitations contained in the Plan, the terms of each option grant are in other respects generally determined by the Committee in its discretion.

     The existing Plan provides that Nonqualified Options may be granted to Directors who are not employees of the Company ("non-employee Directors"), so long as such persons are not serving as members of the Committee. To date, no options have been granted under the Plan to any non-employee Director.

B.  PROPOSED AMENDMENT AND RESTATEMENT OF THE PLAN

     On March 13, 1996, the Board of Directors adopted an amendment and restatement of the Plan, subject to stockholder approval: (1) to provide for the annual, automatic grant of Nonqualified Options to non-employee Directors; (2) to authorize the grant of restricted stock awards and unrestricted stock awards, performance share awards, dividend equivalent rights, stock appreciation rights and other types of stock-based awards; and (3) to add certain limitations in light of recent tax regulations concerning the deductibility of executive compensation. The amended and restated Plan changes the name of the Plan to the "Bradley Real Estate, Inc. 1993 Stock Option and Incentive Plan" in order to reflect these changes. Although the Plan would authorize a number of additional types of stock-based awards, the number of Shares subject to the Plan would not be increased.

     The following description of certain features of the Plan, as amended and restated, is intended to be a summary only. The summary is qualified in its entirety by the full text of the amended and restated Plan, which is attached hereto as Appendix A.

     1.  Non-Employee Director Options.

     Each non-employee Director who is serving as a Director of the Company on the next business day after adjournment of each Annual Meeting of Stockholders, beginning with the Annual Meeting, will automatically be granted on such day an option to acquire 2,500 Shares. The exercise price of each such option shall be the fair market value of the Shares on the date such option is granted. Such option shall be exercisable in full as of the grant date for a term of ten years. If a non-employee Director ceases to be a Director for any reason, however, such option shall be exercisable by the former Director, or by his or her legal representative, for a period of not more than two years from the date of termination, subject to the earlier expiration of the ten-year term.

     2.  Other Stock-Based Awards.

     Restricted Stock. The Committee may award Shares to officers, other employees and consultants, subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price, if any, of Shares of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the grantees will forfeit their awards of Restricted Stock.

     Unrestricted Stock. The Committee may also grant any such persons Shares which are free from any restrictions under the Plan ("Unrestricted Stock"). Unrestricted Stock may be issued in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation.

     Performance Share Awards. The Committee may also grant performance share awards to employees or other key persons entitling the recipient to receive Shares or cash upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine ("Performance Share Award").

     Dividend Equivalent Rights. The Committee may grant dividend equivalent rights, which entitle the recipient to receive dividends that would be paid if the grantee had held specified Shares. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalents credited under the Plan may be paid currently in cash or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. In certain instances, a person awarded Unrestricted Stock may elect to defer receipt of the Shares, in accordance with such rules and procedures as may from time to time be established by the Committee. During the period of deferral, the deferred stock may receive dividend equivalent rights.

     Stock Appreciation Rights. The Committee may award stock appreciation rights ("SARs") either as a freestanding award or in tandem with a stock option. Upon exercise of an SAR, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one Share over the exercise price per share specified in the related stock option (or, in the case of freestanding SAR, the price per share specified in such right, which price may not be less than 85% of the fair market value of the Shares on the date of grant) times the number of Shares with respect to which the SAR is exercised. This amount may be paid in cash, in Shares, or a combination thereof, as determined by the Committee. If the SAR is granted in tandem with a stock option, exercise of the SAR cancels the related option to the extent of such exercise.

     Change of Control Provisions. The amended and restated Plan provides that in the event of a "Change of Control" (as defined in the Plan) of the Company, all stock options and SARs shall automatically become fully exercisable, and all Restricted Stock and Performance Share Awards shall automatically become fully vested. In addition, at any time prior to or after a Change of Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

     3.  Response to Tax Law Changes.

     Each member of the Committee must qualify as an "outside director" as defined under Section 162(m) of the Code. An individual may receive stock options or SARs with respect to not more than 250,000 Shares during any one calendar year. These changes are intended to reduce the circumstances in which the

Company's Federal income tax deductions pertaining to awards under the Plan might be disallowed under recent rules limiting the deductibility of executive compensation.

     4.  Share Limit.

     The Plan is not being amended to increase the number of Shares subject to the Plan. The Shares underlying options granted to non-employee Directors, and any other stock awards under the Plan, must come from the same pool of Shares as are currently available for option grants under the Plan, i.e., an aggregate of 5% of the outstanding Shares.

     5.  Tax Aspects of the Amendments

     Nonqualified Options and SARs. There are no Federal income tax consequences to either the non-employee Director optionees or to the Company on the grant of a Nonqualified Option. On the exercise of a Nonqualified Option, the optionee has taxable ordinary income equal to the excess of fair market value of the Shares received on the exercise date over the option price of the Shares. The optionee's tax basis for the Shares acquired upon exercise of a Nonqualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the Shares acquired by exercise of a Nonqualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such Shares. Similar tax consequences result upon the exercise of an SAR.

     Stock Awards. The award of Unrestricted Stock to any officer, employee or consultant, or the vesting of a Performance Share Award, will be treated as compensation to the grantee taxable at ordinary income rates, and deductible as an ordinary expense of the Company, at the time of and in the amount equal to the then fair market value of the Shares awarded. Unless the grantee elects to treat the value of Shares subject to Restricted Stock awards as ordinary income at the time of grant by filing an election under Section 83(b) of the Code, the grantee will be treated as receiving ordinary income in an amount equal to the fair market value of the Shares at the time the restrictions lapse. The Company will be entitled to a deduction in a comparable amount at the time that the grantee is considered to receive ordinary income.

C.  AWARDS PURSUANT TO THE AMENDMENT

     The following table sets forth the number of option Shares expected to be automatically granted under the Plan during 1996 pursuant to the proposed amendment and restatement. This table does not reflect any options or other awards which may be granted in the future at the discretion of the Committee.

                                                                                NUMBER OF
                                 NAME OF GROUP                                OPTION SHARES
                                 -------------                                -------------
    All non-employee Directors as a group (7 persons).......................      17,500
    All executive officers as a group.......................................           0
    All employees, excluding executive officers, as a group.................           0

D.  RECOMMENDATION OF THE BOARD

     The Board of Directors believes that it is in the best interest of the Company to align the interests of the executive officers and other employees of the Company more closely with those of the stockholders, in order to provide a greater incentive to such persons to maximize stockholder value. Accordingly, if the proposed amendment and restatement of the Plan is approved, it is likely that bonuses or other incentive awards may be paid to officers and employees in stock or in restricted stock that may vest upon certain defined performance goals or events being met. The Board believes that the pool of Shares already available for issuance upon the exercise of stock option grants should also be available for such stock awards.

     The Board of Directors has adopted a policy that each Director should, at a minimum, own Shares of the Company having a value equal to twice the Directors' annual compensation as such, and that any Director who does not currently own such amount of Shares should do so within a three-year period. The Board also believes that stock options can play an important role in the success of the Company by encouraging and enabling the Company's non-employee Directors, upon whose business judgment and guidance the Company depends, to develop a further increased proprietary interest in the Company, thereby aligning the interests of the Directors more closely with those of the stockholders.

     Accordingly, the Board believes the proposed amendments are in the best interest of the Company and recommends that stockholders approve the amendment and restatement of the Plan. The amendment and restatement must be approved by the affirmative vote of the holders of a majority of the Shares present or represented at and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE PLAN.

                       3.  BENEFICIAL OWNERSHIP OF SHARES

A.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Information known to the Company with respect to beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange
Act")) of more than 5% of the Shares as of December 31, 1995 is as follows. Such information is based upon filings received by the Company under the Exchange
Act. The Company does not believe that any beneficial owner of shares of Tucker who, upon the Merger on March 15, 1996 became a beneficial owner of Shares, thereby became the owner of more than 5% of the outstanding Shares.

                                                          NO. OF SHARES       PERCENT        PERCENT
                    NAME AND ADDRESS                      BENEFICIALLY       OF CLASS        OF CLASS
                  OF BENEFICIAL OWNER                         OWNED         AT 12/31/95     AT 3/15/96
                  -------------------                     -------------     -----------     ----------
FMR Corp.(1)............................................    1,394,200           12.4%           7.5%
  82 Devonshire Street
  Boston, MA 02109
Cohen & Steers Capital Management, Inc.(2)..............    1,324,600           11.8%           7.1%
  757 Third Avenue
  New York, NY 10017
Putnam Investments, Inc.(3).............................      562,400            5.0%           3.0%
  One Post Office Square
  Boston, MA 02109

---------------
(1) In a filing on Schedule 13G under the Exchange Act dated February 14, 1996, FMR Corp., the parent company of Fidelity Management & Research Company and Fidelity Management Trust Company, reported that it had sole power to direct the disposition of all of these Shares and sole power to direct the voting of 15,000 of these Shares. Such report indicated that 1,379,200 of such Shares were beneficially owned by Fidelity Management & Research Company and 15,000 of such Shares were beneficially owned by Fidelity Management Trust Company.

(2) In a filing on Schedule 13G under the Exchange Act dated January 26, 1996, Cohen & Steers Capital Management, Inc. reported that it had sole voting power with respect to 1,131,000 of such Shares and sole dispositive power with respect to all 1,324,600 of such Shares.

(3) In a filing on Schedule 13G under the Exchange Act dated January 29, 1996, Putnam Investments, Inc., the parent company of Putnam Investment Management, Inc. and the Putnam Advisory Company, Inc., indicated that it had shared voting and dispositive power with respect to 22,900 and 562,400 of such Shares, respectively. Such report indicated that 539,300 of such Shares were beneficially owned by Putnam Investment Management, Inc. and 23,100 of such Shares were beneficially owned by the Putnam Advisory Company, Inc.

B.  SECURITY OWNERSHIP OF MANAGEMENT

     Information known to the Company with respect to beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of Shares by Directors and executive officers as of March 22, 1996 is as follows. Such information is based on filings received by the Company under the Exchange Act, as supplemented by additional information provided to the Company.

                                                         NO. OF SHARES BENEFICIALLY OWNED
                                                         ---------------------------------
                                                         SOLE VOTING &     SHARED VOTING &    PERCENT
                NAME OF BENEFICIAL OWNER                  DISPOSITION        DISPOSITION      OF CLASS
                ------------------------                 -------------     ---------------   ----------
William L. Brown........................................      1,500                -0-         *
Thomas P. D'Arcy........................................     41,912(1)             -0-         *
Joseph E. Hakim.........................................      7,800              1,000(2)      *
John B. Hynes, III......................................        -0-                -0-         *
Stephen G. Kasnet.......................................      1,325              8,350(3)      *
Paul G. Kirk, Jr. ......................................      1,500                -0-         *
W. Nicholas Thorndike...................................     12,877                -0-         *
A. Robert Towbin........................................      5,000                -0-         *
All Directors and executive officers as a group (12
  persons)..............................................    147,264(4)          11,856         *

---------------
 *  Less than one percent.

(1) Includes 40,500 Shares subject to stock options granted to Mr. D'Arcy under the Company's stock option plans.

(2) Shares owned by Mr. Hakim's spouse, as to which Mr. Hakim disclaims beneficial ownership.

(3) Voting and dispositive power shared with Mr. Kasnet's spouse. Does not include any Shares which may be beneficially owned by Pioneer Real Estate Shares, of which Mr. Kasnet serves as trustee and Vice President.

(4) Includes 109,500 Shares subject to stock options granted to executive officers of the Company under the Company's stock option plans. During 1995 Richard Heuer, Executive Vice President of the Company, and Carmella Brown, the former Treasurer of the Company, each inadvertently failed to file on a timely basis a form required under Section 16 of the Exchange Act, in each case reporting one transaction.

            4.  CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     No Director, officer or associate of any such person is or at any time during 1995 was indebted to the Company, and it has not been the Company's practice to make loans to Directors, officers or their associates.

     The law firm of Goodwin, Procter & Hoar LLP, of which a professional corporation controlled by William B. King, Secretary of the Company, is a partner, provides legal services to the Company.

                       5.  INDEPENDENT PUBLIC ACCOUNTANT

     KPMG Peat Marwick LLP examined and reported upon the Company's financial statements for the fiscal year ended December 31, 1995. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she so desires, and to answer appropriate questions from stockholders.

               6.  SOLICITATION OF PROXIES AND VOTING PROCEDURES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitation may also be made by personal interview, telegram, facsimile transmission or telephone. Directors and officers of the Company may participate in such solicitation.

     Shares held of record by stockholders or brokers who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting, and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will count towards the presence of a quorum. Directors are elected by a plurality of votes if a quorum is present. Therefore, votes withheld will have no effect on the outcome of the election of Directors. For purposes of the vote on the amendment and restatement of the Plan, abstentions will have the same effect as a vote against approval, and broker non-votes, if any, will have no effect.

                  7.  STOCKHOLDER PROPOSALS AND OTHER MATTERS

     Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company on or before December 3, 1996 for inclusion in the Company's Proxy Statement and form of proxy for that meeting. Stockholder nominations for Directors, and certain other stockholder proposals, must be received by the Company (i) not less than 75 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof (the "Anniversary Date") or, (ii) if the Annual Meeting is called for a date more than seven calendar days prior to the Anniversary Date, not later than the close of business on (1) the 20th calendar day (or if that day is not a business day for the Company, on the next succeeding business day) following the earlier of (x) the date on which notice of the date of such meeting was mailed to stockholders, or (y) the date on which the date of such meeting was publicly disclosed, or (2) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, then the later of (x) the 20th calendar day (or if that day is not a business day for the Company, on the next succeeding business day) following the date of the first to occur of such notice or public disclosure or
(y) the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day).

     The Directors know of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

     You are urged to complete, date, sign and return your proxy promptly to make certain your Shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. If you desire to vote your Shares in person at the meeting, your proxy may be revoked. For your convenience in returning the proxy card, a preaddressed and postage paid envelope has been enclosed.


                            YOUR PROXY IS IMPORTANT
                      WHETHER YOU OWN FEW OR MANY SHARES.

           PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD TODAY.

                                                                      Appendix A

                           BRADLEY REAL ESTATE, INC.

                      1993 STOCK OPTION AND INCENTIVE PLAN

                   AS AMENDED AND RESTATED ON MARCH 13, 1996

1. PURPOSE; DEFINED TERMS

     (a) This 1993 Stock Option and Incentive Plan (the "Plan") is intended as a performance incentive for officers, Directors, employees and consultants of Bradley Real Estate, Inc. (the "Company") and its Subsidiaries (as hereinafter defined) to enable the persons to whom Options or other Awards are granted (the "Optionees" or "Grantees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options"), and rights to receive restricted stock ("Restricted Stock Awards"), unrestricted stock ("Unrestricted Stock Awards"), performance shares ("Performance Share Awards"), stock appreciation rights ("Stock Appreciation Rights") and dividend equivalent rights ("Dividend Equivalent Rights").

     (b) The undifferentiated terms "Option" and "Options" include both Incentive Options and Nonqualified Options. The terms "Award" and "Awards" include Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Stock Appreciation Rights and Dividend Equivalent Rights. The term "Subsidiaries" includes any corporation, partnership or other organization in which the Company owns at the time of the grant of the Award fifty percent or more of the economic interest in the equity of such organization.

2. AWARDS TO BE GRANTED AND ADMINISTRATION

     (a) Options granted under the Plan may be either Incentive Options or Nonqualified Options, and shall be designated as such at the time of grant. To the extent that any Option intended to be an Incentive Option shall fail to qualify as an "incentive stock option" under the Code, such Option shall be deemed to be a Nonqualified Option; and, subject to the preceding part of this sentence, any Option not designated as either an Incentive Option or a Nonqualified Option shall be presumed to be intended to be an Incentive Option unless clear by its terms that it is not eligible to qualify as an Incentive Option.

     (b) The Plan shall be administered by a committee (the "Committee") of not less than two Directors of the Company appointed by the Board of Directors of the Company (the "Board of Directors"), none of whom, during his or her service as a member of the Committee or during the one-year period prior to his or her commencement of service as such shall have been granted any Award under this or any other stock option plan of the Company, except as provided in Section 7 hereof. It is the intention of the Company that each member of the Committee shall be a "disinterested person" as that term is defined and interpreted pursuant to Rule 16b-3(c)(2) or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Unless otherwise determined by the Board of Directors, the members of the Compensation Committee of the Board of Directors shall serve as the Committee under the Plan to the extent such members of the Compensation Committee are "disinterested persons" and "outside directors." Action by the Committee shall require the affirmative vote of a majority of all its members.

     (c) Subject to the terms and conditions of the Plan, the Committee shall have the power:

          (i) To determine from time to time the Awards to be granted to eligible persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Awards granted under the Plan to such persons;

          (ii) To construe and interpret the Plan and grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Award agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Optionees and Grantees;

          (iii) To amend any outstanding Award, subject to Section 17 hereof, and to accelerate or extend the vesting or exercisability of any Award and to waive conditions or restrictions on any Awards, to the extent it shall deem appropriate; and

          (iv) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

3. AUTHORIZED SHARES

     (a) Awards may be granted under the Plan for up to such aggregate number of Shares of Common Stock, par value $.01 per share, of the Company ("Shares") as does not exceed 5% of the total number of outstanding Shares (which limit shall be applied in the case of each Award on the basis of the total number of outstanding Shares at the time of such grant and without considering as outstanding any Shares that are the subject of any Awards granted on the same day as such grant or any unexercised options under the Plan or any other option plan of the Company); provided, however, that the maximum number of Shares for which Incentive Options may be granted under the Plan shall not exceed 500,000 Shares (which number is subject to adjustment as provided in Section 13). Subject to such overall limitations, Shares may be issued pursuant to any type or types of Award; provided, however, that Options or Stock Appreciation Rights with respect to not more than 250,000 Shares (which number is subject to adjustment as provided in Section 13) may be granted to any one individual during any one calendar year period.

     (b) Whenever any outstanding Option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise in the case of Incentive Options), the Shares allocable to the unexercised portion of such Option may again be the subject of Awards under the Plan. The Shares underlying any other Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall also be added back to the Shares available for issuance under the Plan.

4. ELIGIBILITY

     (a) Incentive Options may be granted only to officers or other employees of the Company or its Subsidiaries, including members of the Board of Directors who are also officers or employees of the Company or any of its Subsidiaries. All other Awards may be granted to officers or other employees of the Company or any of its Subsidiaries and to consultants (which term includes persons who provide services to the Company or its Subsidiaries). Nonqualified Options may be granted to non-employee members of the Board of Directors pursuant to Section 7.

     (b) No person shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such person beneficially owns stock representing in excess of 9.8 percent of the voting power of all outstanding capital stock of the Company.

     (c) Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the Incentive Option is granted) of the Shares with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and Subsidiaries, if any) shall not exceed $100,000.

5. TERMS OF THE OPTION AGREEMENTS

     Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions, and any such provisions may be included in the option agreement by reference to the Plan:

          (a) Expiration; Termination of Employment. Each Option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the Option was granted ("grant date") in the case of an Incentive Option and not later than one week following the tenth anniversary of the grant date in the case of a Nonqualified Option. If an Optionee's employment with the Company or any of its Subsidiaries terminates for any reason, the Committee may in its discretion provide, at any time, that any outstanding Option granted to such Optionee under the Plan shall be exercisable for such period following termination of employment as may be specified by the Committee, subject to the expiration date of such Option.

          (b) Minimum Shares Exercisable. The minimum number of shares with respect to which an Option may be exercised at any one time shall be one hundred (100) shares, or such lesser number as is subject to exercise under the Option at the time.

          (c) Exercise. Each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

          (d) Purchase Price. The purchase price per Share subject to each Option shall be determined by the Committee; provided, however, that the purchase price per Share subject to each Incentive Option shall be not less than the fair market value of the Shares on the date such Option is granted, which unless otherwise determined by the Committee in any particular case shall be deemed to be the average closing price of the Shares as reported on the principal stock exchange on which the Shares are listed on each of the ten business days immediately preceding the date of the grant of the Option.

          (e) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the Shares to the Optionee, and (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

          (f) Transfer. No Option granted hereunder shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and such Option may be exercised during the Optionee's lifetime only by the Optionee, or his or her guardian or legal representative.

6. METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     (a) Any Option granted under the Plan may be exercised by the Optionee in whole or, subject to Section 5(b) hereof, in part by delivering to the Company on any business day a written notice specifying the number of Shares the Optionee then desires to purchase (the "Notice").

     (b) Payment for the Shares purchased pursuant to the exercise of any Option shall be made either: (i) in cash or by check for good funds or other payment acceptable to the Company equal to the Option exercise price for the number of shares specified in the Notice (the "Total Option Price"); (ii) if authorized by the applicable option agreement and if permitted by law, by delivery of Shares that the Optionee may freely transfer having a fair market value, determined by reference to the provisions of Section 5(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such Shares; (iii) by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company, provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause (iii);
(iv) if the Directors have authorized the loan of funds to the Optionee for the purpose of enabling or assisting the Optionee to effect the exercise of the Option, with the proceeds of such loan; or (v) any combination of the foregoing which in the aggregate equals the Total Option Price.

     (c) The delivery of certificates representing Shares to be purchased pursuant to the exercise of an Option will be contingent upon the Company's receipt of the Total Option Price and of any written representations from the Optionee required by the Committee, and the fulfillment of any other requirements contained in the option agreement or applicable provisions of law.

7. OPTIONS GRANTED TO INDEPENDENT DIRECTORS

     (a) Each Director who is not also an employee of the Company or any of its Subsidiaries (an "Independent Director") who is serving as Director of the Company on the next business day after the adjournment of each annual meeting of stockholders, beginning with the 1996 annual meeting, shall automatically be granted on such day a Nonqualified Option to acquire 2,500 Shares. The exercise price per share for the Shares covered by an Option granted under this Section 7 shall be equal to the fair market value of the Shares, determined by reference to the formula stated in Section 5(d), on the date the Option is granted.

     (b) An Option granted under this Section 7 shall be exercisable in full as of the grant date and for a term of ten years thereafter provided that if the Optionee ceases to be a Director for any reason, such Option shall thereafter be exercisable by the Optionee, or by his or her legal representative, for a period of two years from the date of termination, or until the expiration of the stated term of the Option if earlier. Options granted under this Section 7 may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 6(b)(i), (ii) or (iii). An Optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of an Option and not as to unexercised Options.

     (c) The provisions of this Section 7 shall govern the rights and obligations of the Company and Independent Directors respecting Options granted or to be granted to Independent Directors pursuant to this Section 7, notwithstanding any other provision of the Plan. The provisions of this Section 7 which affect the price, date of exercisability, option period or amount of Shares under an Option shall not be amended more than once in any six-month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended.

8. RESTRICTED STOCK AWARDS

     (a) A Restricted Stock Award is an Award entitling the recipient to acquire Shares, at par value or such other purchase price determined by the Committee, subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

     (b) Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a Grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below.

     (c) Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a Grantee's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase all shares of Restricted Stock with respect to which conditions have not lapsed at their purchase price, from the Grantee or the Grantee's legal representative.

     (d) The Committee at the time of grant shall specify the date or dates and/or the attainment of preestablished performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Committee at any time, a Grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the Grantee's termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall either be forfeited or subject to the Company's right of repurchase as provided in this
Section 8.

     (e) The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

9. UNRESTRICTED STOCK AWARDS

     (a) The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award, pursuant to which the Grantee may receive Shares free of any restrictions under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Grantee.

     (b) The Committee may permit the Grantee of any Unrestricted Stock Award to elect in advance to defer receipt of such Award in accordance with such rules and procedures as may be established by the Committee for that purpose. The Grantee of any deferred Unrestricted Stock Award shall be entitled to receive Dividend Equivalent Rights on the deferred Shares unless otherwise specified by the Committee.

     (c) The right to receive Shares on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

10. PERFORMANCE SHARE AWARDS

     (a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire Shares upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the Performance Share Awards.

     (b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

     (c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to Shares actually received by the participant under the Plan and not with respect to Shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of Shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

     (d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment (or other business relationship), a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment (or business relationship) with the Company and its Subsidiaries for any reason.

     (e) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment (or other business relationship), the Committee may in its sole discretion accelerate, waive or, subject to Section 17 hereof, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

11. STOCK APPRECIATION RIGHTS

     (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or Shares or a combination thereof having a value equal to the excess of the fair market value of a Share, determined by reference to Section 5(d) hereof, on the date of exercise over the exercise price per Stock Appreciation Right set by the Committee at the time of grant, which price shall not be less than 85% of the fair market value of the Shares on the grant date (or over the option exercise price per share, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Option granted pursuant to the Plan (other than Options granted pursuant to Section 7). In the case of a Stock Appreciation Right granted in tandem with a Nonqualified Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

     (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

          (i) Stock Appreciation Rights granted in tandem with an Option shall be exercisable at such time or times and to the extent that the related Option shall be exercisable.

          (ii) A Stock Appreciation Right or applicable portion thereof granted in tandem with an Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option. Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

          (iii) Stock Appreciation Rights granted in tandem with an Option shall be transferable only when and to the extent that the underlying Option would be transferable. Stock Appreciation Rights not granted in tandem with a Option shall not be transferable otherwise than by will or the laws of descent or distribution. All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

     (d) Rules Relating to Exercise. In the case of a participant subject to the restrictions of Section 16(b) of the Act, no Stock Appreciation Right (as referred to in Rule 16b-3(e) or any successor rule under the Act) shall be exercised except in compliance with any applicable requirements of Rule 16b-3 or any successor rule. If a full or partial settlement in cash would result, (i) such a participant may not exercise a Stock Appreciation Right or any related Option during the first six months of the term of the Stock Appreciation Right or Option to be exercised; and (ii) such a participant may exercise a Stock Appreciation Right only either: (A) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, unless a different period is specified by Rule 16b-3 or any successor rule under the Act; (B) pursuant to an irrevocable election to exercise made at least six months in advance of the effective date of the election, which election shall be subject to the consent or disapproval of the Committee; or (C) pursuant to an election to exercise incident to death, disability or termination of employment; provided, however, that the requirements set forth in this sentence shall no longer apply to the extent no longer required for compliance with Rule 16b-3 in the event that such rule is amended after March 13, 1996.

12. DIVIDEND EQUIVALENT RIGHTS

     (a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder as a component of another Award or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at fair market value of the Shares, determined by reference to Section 5(d) hereof, on the date of reinvestment or, at the discretion of the Company, at such other price as may then apply under any dividend reinvestment plan sponsored by the Company. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, at the discretion of the Company. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

     (b) Interest Equivalents. Any Award under the Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

13. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     (a) If the Shares as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to outstanding unexercised Options or other Awards or portions thereof granted prior to any such change; but no such adjustments shall be made with respect to outstanding unexercised Options or other Awards solely as a result of the Company's issuance of additional Shares or purchase of outstanding Shares in either case for fair consideration as determined by the Board of Directors. In the event of any such adjustment in an outstanding Award, the Optionee or Grantee thereafter shall have the right to purchase the number of Shares under such Award at the per share price, as so adjusted, which the Optionee or Grantee could purchase at the total purchase price applicable to the Award immediately prior to such adjustment.

     (b) Adjustments under this Section 13 shall be determined by the Committee and such determinations shall be conclusive. The Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any Option or portion thereof shall become exercisable. No fractional Shares shall be issued under the Plan on account of any adjustment specified above.

14. EFFECT OF CERTAIN TRANSACTIONS

     In the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger, consolidation or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (iii) the sale of all or substantially all of the assets of the Company to another entity, the Plan and the Awards issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Awards theretofore granted, or the substitution for such Awards of new awards, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in
Section 13. In the event of such termination, all outstanding Options and Stock Appreciation Rights shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

15. TAX WITHHOLDING

     (a) Each Grantee (which term shall be deemed to include an Optionee) shall, no later than the date as of which the value of any Award granted hereunder or of any Shares or other amounts received thereunder first becomes includable in the gross income of the Grantee for federal income tax purposes (the "Tax Date"), pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income.

     (b) A Grantee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to an Award a number of Shares with an aggregate fair market value (determined in accordance with Section 5(d) as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Grantee with an aggregate fair market value (determined in accordance with Section 5(d) as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any Grantee who is subject to Section 16(b) of the Act, to the extent required for compliance with Rule 16b-3, the election to satisfy tax withholding obligations in the manner permitted by this Section 15(b) shall be subject to the same restrictions as applicable under Section 11(d) with respect to such person's exercise of a Stock Appreciation Right.

16. CHANGE OF CONTROL PROVISIONS

     Upon the occurrence of a Change of Control as defined in this Section 16:

     (a) Each outstanding Option and Stock Appreciation Right shall automatically become fully exercisable.

     (b) All restrictions and conditions on each Restricted Stock Award, Performance Share Award and Dividend Equivalent Right shall automatically lapse and all Awards under the Plan shall be deemed fully vested.

     (c) "Change of Control" shall mean the occurrence of any one of the following events:

          (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of either
     (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board of Directors ("voting securities") or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

          (ii) persons who, as of the effective date of the amendment and restatement of the Plan, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a Director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

          (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 80% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or
     (C) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 25% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 25% or more of the combined voting power of all then outstanding voting securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

17. AMENDMENT OF THE PLAN

     The Board of Directors may discontinue the Plan or amend the Plan at any time, and from time to time, subject to any required regulatory approval, the limitation set forth in Section 7(c) and the limitation that, except as provided in Sections 5, 13 and 14 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

          (a) increase the number of Shares as to which Awards may be granted under the Plan.

          (b) change in substance Section 4 hereof relating to eligibility to participate in the Plan;

          (c) change in substance Section 5(d) relating to the requirement that the purchase price per Share subject to each Incentive Option be not less than the fair market value of the Shares on the date such Incentive Option is granted;

          (d) increase the maximum term of Options provided for herein; or

          (e) otherwise materially increase the benefits accruing to participants under the Plan.

     Except as provided in Section 5, 13 and 14 hereof, rights and obligations under any Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Grantee.

18. NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Shares or stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. Neither the Plan nor any Award granted hereunder shall be deemed to confer upon any employee any right to continued employment with the Company or its Subsidiaries.

19. GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

          (a) The obligation of the Company to sell and deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          (b) The Plan shall be governed by Maryland law, except to the extent that such law is preempted by federal law.

20. EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

     The Plan first became effective on March 4, 1993, the date that it was approved by the Board of Trustees of the Company's predecessor, Bradley Real Estate Trust; the Plan was approved by the shareholders of said Trust in accordance with applicable laws and regulations at the annual meeting held on May 20, 1993. The Plan was amended and restated by the Board of Directors on March 13, 1996; such amendment and restatement will become effective upon approval by the stockholders of the Company at an annual or special meeting of stockholders. No Awards may be granted under the Plan after March 4, 2003 the tenth anniversary of the original effective date of the Plan.

                                 DETACH HERE                              BRA 27


                          BRADLEY REAL ESTATE, INC.
       PROXY FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS ON MAY 9, 1996
P
R
O
X
Y

        The undersigned, revoking any proxy heretofore given, hereby appoints JOSEPH HAKIM and THOMAS P. D'ARCY, and each of them (with full power to act alone), proxies with power of substitution to act and vote on behalf of the undersigned, as designated on the reverse side, all shares of Common Stock of BRADLEY REAL ESTATE, INC., (the "Company") held of record by the undersigned at the close of business on March 27, 1996, at the 1996 Annual Meeting of Stockholders of the Company to be held on May 9, 1996, or at any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the Company's 1995 Annual Report. This proxy may be revoked at any time before it is exercised.

        UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR SET FORTH ON THE REVERSE SIDE AND "FOR" THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1993 STOCK OPTION PLAN.

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

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                                                          DETACH HERE                                                        BRA 27

      PLEASE MARK
/ X / VOTES AS IN
      THIS EXAMPLE.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES SET FORTH BELOW AND A VOTE "FOR" PROPOSAL 2.

                                                                                                        FOR      AGAINST    ABSTAIN
1.  Proposal to elect three Directors to hold office            2.  Proposal to approve an
    until the 1999 Annual Meeting of Stockholders and               amendment and restatement of       /   /      /   /      /   /
    until their successors are elected and qualified.               the Company's 1993 Stock
                                                                    Option Plan.
NOMINEES: William L. Brown, Thomas P. D'Arcy and
Joseph Hakim

         FOR                    WITHHELD
         THE     /   /          FROM THE    /   /
      NOMINEES                  NOMINEES


/   /
      ----------------------------------------------------            MARK HERE                               MARK HERE
      FOR, EXCEPT VOTE WITHHELD FROM THE ABOVE NOMINEE(S):           FOR ADDRESS       /   /                 IF YOU PLAN     /   /
                                                                     CHANGE AND                               TO ATTEND
                                                                    NOTE AT LEFT                             THE MEETING

                                                                Sign exactly as name appears hereon.  Joint owners should each sign.
                                                                (NOTE: When signing as Executor, Administrator, Custodian, Attorney,
                                                                Trustee, Guardian, etc., please add full title.)


Signature:                         Date:                            Signature:                        Date:
          ---------------------         ------------                          ---------------------        ------------
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